EXHIBIT 23.1

                              CONSENT OF ACCOUNTANT



                         THOMPSON, GREENSPON & CO., P.C.
                          Certified Public Accountants
                             Management Consultants

To the Board of Directors
World Wide Video, Inc.
Culpeper, Virginia

We hereby consent to the use of our report, dated January 7, 2000, in the Form 10-KSB of World Wide Video, Inc., as filed with the Securities and Exchange Commission.

                       /s/ Thompson, Greenspon & Co., P.C.


Fairfax, Virginia
January 28, 2000




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